UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026
_________________________
Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)
 _________________________

Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 664-9329
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On June 1, 2026, Credo Technology Group Holding Ltd (the "Company") issued a press release announcing its financial results for the fiscal year ended May 2, 2026. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this current report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2026, the Board of Directors (the “Board”) of the Company approved a special performance-based equity award for the Company’s Chief Executive Officer, William Brennan, in the form of performance-based restricted stock units (the “Special PSUs”) under the Company’s 2021 Long-Term Incentive Plan (the “Plan”). The Special PSUs are being awarded in recognition of Mr. Brennan’s singular qualification to execute the Company’s long-term strategic plan, and have been designed to motivate and reward achievement of that plan and its translation into exceptional long-term value creation for shareholders, as well as to further incentivize his long-term dedication and retention. The Compensation Committee views the Special PSUs to be a one-time special equity opportunity that, absent extraordinary and unforeseen circumstances, will be the only equity award provided to Mr. Brennan for five years (the approximate length of the performance period).

The Special PSUs are 100% performance-based and tied to six progressively challenging performance hurdles based on both revenue and stock price growth. Specifically, the Special PSUs are eligible to vest in six substantially equal tranches (set forth in the table below) subject to the achievement of (i) a revenue goal (the “Revenue Goal”) and (ii) a stock price goal (the “Stock Price Goal”) over a five-year performance period beginning on the grant date and ending on June 30, 2031 (the “Performance Period”). The Revenue Goal hurdles, which are established relative to the Company’s ambitious strategic plan, envision growth of the Company’s trailing four quarter revenue nearly four-fold to $5 billion by the end of fiscal 2031. This objective is central to the award’s design, which requires meaningful-to-extraordinary outperformance relative to the Company’s strategic plan in order to achieve the final three tranches. The Stock Price Goal is intended to ensure that, regardless of achievement of the Revenue Goal hurdles, Mr. Brennan will only realize above target pay outcomes if he also achieves sustained, progressive stock price appreciation for stockholders. In establishing the Stock Price Goal hurdles, the Board considered the significant volatility of the Company’s stock, which is currently trading near an all-time stock price high, and set the hurdles at a substantial premium over the preceding 30-calendar day average and 6-calendar month average stock prices.

Except as described below with respect to tranches 1 and 2, both the Revenue Goal and the Stock Price Goal hurdles must be achieved in order for each tranche of the Special PSUs to become earned (which achievements may occur at any time during the Performance Period and do not need to occur concurrently). The Revenue Goal and Stock Price Goal hurdles for each tranche of the Special PSUs are as follows:

Tranche	Revenue Goal Hurdle	Stock Price Goal Hurdle	Earned PSUs (# of Ordinary Shares)
1	$2,500,000,000	$244.70	239,500
2	$3,500,000,000	$293.64	239,500
3	$4,500,000,000	$342.58	239,500
4	$5,500,000,000	$391.52	239,500
5	$6,500,000,000	$440.46	239,500
6	$7,500,000,000	$489.40	239,500

Achievement of each Revenue Goal hurdle will be measured based on the sum of the Company’s total revenue (as reported in the Company’s annual and quarterly reports filed with the SEC) over any four consecutive fiscal quarters ending during the Performance Period (including, for the avoidance of doubt, the fiscal quarter which includes the grant date).
Achievement of each Stock Price Goal hurdle will be based on the average closing price per ordinary share of the Company (“Ordinary Shares”) as measured concurrently over any 6-calendar month period and any 30-calendar day period during the Performance Period, both ending on the same trading day during the Performance Period. In no event will any tranche of the Special PSUs be achieved more than once, and no interpolation will be applied for achievement between performance levels (except as described below). The tranche 1 revenue hurdle of $2,500,000,000 set forth above represents an approximate 87% increase from the Company’s fiscal 2026 revenue of approximately $1,335,116,000, and the tranche 1 stock price hurdle of $244.70 set forth above represents an approximate 63% increase from the April 2026 (30 calendar days) stock price average of $150.02 and a 77% increase from the November 2025 to April 2026 (6 calendar months) stock price average of $138.38.

Notwithstanding the hurdles in the table above, if the achievement of the Revenue Goal equals or exceeds $5,000,000,000 – the revenue goal under the Company’s strategic plan – at any time during the Performance Period, the first two tranches of the Special PSUs (or 479,000 Ordinary Shares) will be deemed achieved, notwithstanding any achievement (or lack thereof) of the corresponding Stock Price Goals for such tranches.

In the event of a change in control of the Company (as defined in the Plan), achievement of the performance condition will be measured based solely on the price per Ordinary Share offered to the Company’s shareholders in such change in control, and if such price equals or exceeds the applicable dollar value of the stock price hurdle set forth in the table above for a tranche, any previously unearned tranche or tranches for which the stock price hurdle is met will be deemed achieved. For these purposes, linear interpolation will apply for performance between stock price hurdles. Any portion of the Special PSUs that becomes earned upon a change in control will convert into a time-based award subject to continued service-based vesting based on Mr. Brennan’s continued service through the earlier of the end of the Performance Period or a termination of Mr. Brennan’s service by the Company without “cause” or by him for “good reason” (each as defined in the award agreement).

Except as described above following a change in control, vesting of the Special PSUs is subject to Mr. Brennan’s continued service with the Company – which may be as an employee or as a non-employee member of the Board – through the date on which the Compensation Committee of the Board certifies that both the Revenue Goal and the Stock Price Goal for a particular tranche have been achieved. In the event of Mr. Brennan’s termination of service for any reason prior to a vesting date, any unvested portion of the Special PSUs will be forfeited (and in the case of a termination by the Company for “cause”, any portion of the Special PSUs that remains outstanding, whether vested or unvested, will be forfeited).

Ordinary Shares delivered to Mr. Brennan upon the vesting of any Special PSUs will be subject to sale restrictions for a period of one year from the applicable vesting date (or, if earlier, until the closing of a change in control).

The description of the Special PSUs set forth above is qualified in its entirety by the terms of the award agreement governing the Special PSUs, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ending August 2, 2026, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 1, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: June 1, 2026	By:	/s/ Daniel Fleming
Daniel Fleming
Chief Financial Officer